[LETTERHEAD OF JOHN R. HANSEN, JR.]

January 5, 2001


Environmental Oil Processing Technology Corporation
2801 Brandt Avenue
Nampa, Idaho 83687

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     This letter of opinion refers to an aggregate of 6,564,999 shares of Common Stock, without par value, of Environmental Oil Processing Technology Corporation, a Utah corporation, (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), which shares may be offered and sold by Steven Antebi.

     In preparation of this opinion I have examined the Registration Statement, the Articles of Incorporation, and amendments thereto, and By Laws as amended, and such records of the Company and such other documents as I have determined relevant and necessary as the basis for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the examination mentioned above, I am of the opinion that the Shares have been validly authorized for issuance and, when (a) the Registration statement has become effective under the Act, (b) the Shares have been issued and sold in accordance with the terms set forth in the Registration Statement, and (c) the pertinent provisions of any applicable state securities laws have been complied with, the Shares so issued will be legally issued and will be fully paid and non-assessable.

     I consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my office appearing on the cover of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

Sincerely,                                                    /s/

                                                     John R. Hansen, Jr.